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                                                                   Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion by reference in this Registration Statement of Imperial Holly Corporation on Form S-4 of our report dated November 21, 1997, appearing in the Form 10-K of Imperial Holly Corporation for the six-month transition period ended September 30, 1997, and to the use of our report dated November 21, 1997 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


Deloitte & Touche LLP

Houston, Texas
January 23, 1998